                                                                   EXHIBIT 10.20

                              Amended and Restated
                            HEALTH AND ACCIDENT PLAN
                                       of
                                  Kevco, Inc.

     1.   Reimbursement for Covered Expenses.
          ----------------------------------

          (a) Effective September 1, 1996, Kevco, Inc., a Texas corporation (which term shall include its subsidiaries) (the "Corporation") will reimburse (at least quarterly) any of the officers and/or employees of the Corporation (a "Participant") specifically named in Paragraph 1(b) or hereinafter named in any resolutions adopted by the board of directors of the Corporation for all costs and expenses incurred by a Participant, a Participant's spouse or dependents, for medical care [as defined in Section 213(d) of the Internal Revenue Code of 1986, as amended), (the "Code")], subject to any benefit limitations imposed by the board of directors of the Corporation. A Participant shall be considered as an employee of the Corporation if he is employed by the Corporation at the time any covered expense is incurred and if, at such time, he is customarily working at least nine (9) months of each year and thirty (30) hours in each week. An officer shall be considered as such during the period commencing with their election by the corporation's board of directors and ending when their successor has been duly elected and qualified. Expenses for medical care, as so defined in Section 213(d) of the Code, shall include (but are not limited to) all amounts paid for hospital bills, doctor and dental bills, drugs, prescriptions, prosthetic devices, together with amounts paid for transportation primarily for and essential to the obtaining of medical and dental care, and premiums on accident or health insurance, including hospitalization, surgical, medical, dental and disability income insurance.

          (b) The Participants of the Corporation initially covered by this Plan and the benefits to which each of such Participants shall be entitled in any one calendar year are as follows:


                 Employee                    Benefits Limited To
                 --------                    -------------------

                 Gerald E. Kimmel                   $10,000
                 Clyde A. Reed, Jr.                   3,000
                 Allen McGehee                          500
                 Dick Grasso                            500
                 Gregory G. Kimmel                    1,000
                 Maria Allridge                       1,000

          (c) The Corporation may, in its discretion, pay any or all of the above-covered expenses directly in lieu of making reimbursement therefor. In such event, the Corporation shall be relieved of all further responsibility with respect to that particular covered expense. The reimbursement to or the payment on behalf of any one Participant shall be limited in any one calendar year to the benefit set forth as to each employee in Paragraph 1(b) above.

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     2.   Other Insurance.
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     Reimbursement under this Plan shall be made by the Corporation only in the event and to the extent that such reimbursement or payment is not provided for under any insurance policy or policies, whether owned by the Corporation or the Participant or under any other plan or similar program. In the event that there is such a policy or plan in effect providing for reimbursement or payment in whole or in part, then to the extent of the coverage under such policy or plan, the Corporation shall be relieved of any liability hereunder.

     3.   Purpose.
          -------

     It is the intention of the Corporation that benefits payable under this Plan shall (to the maximum extent allowable) be eligible for exclusion from the gross income of the Participants, as provided by Sections 105 and 106 of the Code.

     4.   Coverage.
          --------

     A Participant whose employment with the Corporation is terminated for any reason, whether for or without cause and whether voluntarily or involuntarily, or who terminates his employment with the Corporation for any reason, shall forfeit as of the date of such termination all rights to reimbursement under the Plan, whether or not theretofore accrued or incurred. A copy of this Plan shall be given to all Participants of the Corporation as hereinabove provided who become participants in the Plan.

     5.   Amendment, Termination.
          ----------------------

     This Plan may be amended or terminated at any time subsequent hereto by the affirmative vote of a majority of the board of directors of the Corporation; provided, however, that any such amendment or termination shall not affect the right to claim reimbursement for amounts expended for covered expenses prior to such amendment or termination.

     6.   Named Fiduciary.
          ---------------

     The named fiduciary of this Plan is the Corporation.

     7.   Administration.
          --------------

     The officers of the Corporation shall have authority and responsibility to control and manage the operation and administration of this Plan.

     8.  Claim Procedure.
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     Claims for benefits under this Plan shall be made on forms maintained by the Corporation. Each Participant applying for reimbursement under this Plan shall submit claims for same at least quarterly, accompanied by copies of all statements, bills or other documentation of medical care expenses. A failure to comply herewith may at the discretion of the Corporation terminate such Participant's right to reimbursement.

     9.   Procedure in the Event of Denial of a Claim.
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          (a) In the event any claim for benefits hereunder is wholly or partially denied, notice of such decision shall be furnished to the claimant within a reasonable period of time after receipt of the claim by the named fiduciary.

          (b) The notice of the denial of a claim shall be in writing, shall be set forth in a manner calculated to be understood by the claimant, shall set forth the specific reason or reasons for the denial, shall refer to the pertinent plan provisions upon which the denial is based, shall describe any additional material or information necessary for the claimant to perfect the claim, and shall contain an explanation of the Plan's claim review procedure.

          (c) Every claimant, or his duly authorized representative, shall have the right to appeal a denial of a claim under this Plan to the named fiduciary. Such appeal may be accomplished by a written notice of appeal filed with the named fiduciary within thirty (30) days of a claim. In the event a claimant does not file a notice of appeal within this thirty (30) day period, he shall be deemed to have irrevocably consented to the decision to deny the claim.

          (d) A decision by the named fiduciary shall be made promptly within sixty (60) days after the receipt of the notice of appeal, unless special circumstances (such as the need for a hearing if the named fiduciary determines that a hearing is necessary) require any extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of a notice of appeal. The decision on review shall be in writing, written in a manner calculated to be understood by the claimant, and shall include specific reasons for the decision.

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